Exhibit 21.1

Subsidiaries of Penn Virginia Corporation

Name	Jurisdiction of Organization
Penn Virginia Holding Corp.	Delaware
Penn Virginia Oil & Gas Corporation	Virginia
Penn Virginia Oil & Gas, L.P.	Texas
Penn Virginia Oil & Gas GP LLC	Delaware
Penn Virginia Oil & Gas LP LLC	Delaware
Penn Virginia MC Corporation	Delaware
Penn Virginia MC Energy L.L.C.	Delaware
Penn Virginia MC Operating Company L.L.C.	Delaware
Penn Virginia MC Gathering Company L.L.C.	Oklahoma
Penn Virginia Resource Holdings Corp.	Delaware
Kanawha Rail Corp.	Virginia
Penn Virginia Resource GP Corp.	Delaware
Penn Virginia Resource LP Corp.	Delaware
Powell River Rail Corporation	Virginia
Penn Virginia Equities Corporation	Delaware
PVG GP, LLC	Delaware
Penn Virginia GP Holdings, L.P.	Delaware
Penn Virginia Resource GP, LLC	Delaware
Penn Virginia Resource Partners, L.P.	Delaware
Penn Virginia Operating Co., LLC	Delaware
PVR Finco LLC	Delaware
Fieldcrest Resources LLC	Delaware
K Rail LLC	Delaware
Loadout LLC	Delaware
Toney Fork LLC	Delaware
Suncrest Resources LLC	Delaware
Coal Handling Solutions LLC	Delaware
Kingsport Handling LLC	Delaware
Maysville Handling LLC	Delaware
Covington Handling LLC	Delaware
PVR Midstream LLC	Delaware
PVR Gas Resources, LLC	Delaware
Connect Energy Services, LLC	Delaware
Connect Gas Pipeline LLC	Delaware
PVR Cherokee Gas Processing LLC	Oklahoma
PVR East Texas Gas Processing LLC	Delaware
PVR Gas Processing LLC	Oklahoma
PVR Hamlin, LLC	Delaware
PVR Natural Gas Gathering LLC	Oklahoma
PVR North Texas Gas Gathering, LLC	Delaware
PVR Oklahoma Natural Gas Gathering LLC	Oklahoma